Exhibit 13.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Despegar.com, Corp. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on April 10, 2020, as amended by Amendment No. 1 as filed on the date hereof (the “Report”), I, Alberto Lopez Gaffney, Chief Financial Officer, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the U.S. Sarbanes-Oxley-Act of 2002, that to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2020

By:	/s/ Alberto Lopez Gaffney
Name:	Alberto Lopez Gaffney
Title:	Chief Financial Officer